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                                                                  EXHIBIT 10.9.2


                                    AMENDMENT
                                       TO
                                NEWFIELD EMPLOYEE
                        1993 INCENTIVE COMPENSATION PLAN

         THIS AMENDMENT (this "AMENDMENT") to the Newfield Employee 1993 Incentive Compensation Plan (the "PLAN") was adopted by the Board of Directors of Newfield Exploration Company effective as of February 14, 2002. Terms used and not defined in this Amendment shall have the meanings assigned to them in the Plan.

         WHEREAS, Awards under the Plan for a particular Performance Period have traditionally been made on or about the February 14 immediately subsequent to the end of such Performance Period; and

         WHEREAS, because of the complex accounting rules and significant volume of work associated with such matters as commodity derivatives and full cost accounting, the financial information required to determine Adjusted Net Income may not be final by the date that Awards are determined by the Committee;

         NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

         1. If the financial information for a particular Performance Period is not final at the time that the Committee meets to determine the amount available for Awards and to grant Awards to Eligible Employees with respect to such Performance Period, the Committee may use the then best available estimates of such financial information ("ESTIMATED FINANCIAL INFORMATION") to determine the amount available for Awards and to grant Awards to Eligible Employees under the Plan.

         2. If for a particular Performance Period (a) the Committee used Estimated Financial Information to determine the amount available for Awards (the "GRANTED AMOUNT"), (b) such Estimated Financial Information is different from the information as filed by the Company under the Exchange Act ("FINAL FINANCIAL INFORMATION") and (c) such difference would change the determination of the amount available for Awards under the Plan, then:

                  (i) if the amount available for Awards based on Final Financial Information (the "FINAL AMOUNT") is greater than the Granted Amount, such difference shall (A) be granted as Incentive Compensation Awards (but not as Deferred Incentive Compensation Awards) with respect to such Performance Period (1) at the time that the Committee next grants Awards under the Plan and
(2) to persons who are Eligible Employees at the time of such grant and (B) shall have no effect on the determination of Awards for any other Performance Period; and

                  (ii) if the Granted Amount is greater than the Final Amount, such difference may, in the discretion of the Committee, be considered as an extraordinary item for purposes of the determination of Adjusted Net Income for one or more subsequent Performance Periods.

         3. This Amendment shall be applicable to all Performance Periods beginning on or after January 1, 2001.